UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/31/2008

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 24, 2008, Technitrol amended and restated its Supplemental Retirement Plan primarily to comply with the requirements of Section 409A of the Internal Revenue Code and the regulations and other guidance issued thereunder. The Plan was amended and restated effective as of December 31, 2004 with respect to amounts accrued and vested under the Plan as of December 31, 2004. With respect to amounts accrued and vested under the Plan after December 31, 2004, the Plan was amended and restated effective as of January 1, 2009. The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Technitrol, Inc. Supplemental Retirement Plan amended and restated effective December 31, 2004 attached hereto as Exhibit 10.8(2) and the Technitrol, Inc. Supplemental Retirement Plan amended and restated effective January 1, 2009 attached hereto as Exhibit 10.8(3) which are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.8(2) Technitrol, Inc. Supplemental Retirement Plan amended and restated effective December 31, 2004

Exhibit 10.8(3) Technitrol, Inc. Supplemental Retirement Plan amended and restated effective January 1, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: December 31, 2008	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President & CFO

Exhibit Index

Exhibit No.	Description
EX-10.8(2)	2004 SERP
EX-10.8(3)	2009 SERP